June 24, 2004

U. S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Re: The Dreyfus/Laurel Funds Trust
Dreyfus Premier Core Value Fund
Dreyfus Premier Limited Term High Yield Fund
Dreyfus Premier Managed Income Fund
Post-Effective Amendment No. 119
File Nos. 33-43846; 811-524

Dear Ladies and Gentlemen:

We have acted as counsel to The Dreyfus/Laurel Funds Trust (“Fund”) in connection with the preparation of Post-Effective Amendment No. 119 to the Fund's Registration Statement on Form N-1A (the “Amendment”), and we have reviewed the disclosure that we understand will be contained in the Amendment when it isfiled with the Securitie s and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,
/s/Kirkpatrick & Lockhart LLP